UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2009

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)
400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (561) 835-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

(a)
QSGI INC., QSGI-CCSI, Inc., and Victory Park Management, LLC. were served with a suit from Mr. John R. Riconda.  The suit alleges breach of contract, unjust enrichment, tortuous interference with contract and fraud arising out of a $10 million corporate acquisition, whereby QSGI’s wholly owned subsidiary QSGI-CCSI, Inc. purchased 100% of the capital of CCSI, Inc. from John R. Riconda.  Mr. Riconda is seeking (i) rescission of the acquisition of CCSI.; (ii) actual, consequential and punitive damages in excess of $150,000; and (iii) a Declaration that certain liens and/or other advantages held by Defendant Victory Park Management, LLC are void and of not effect.  The case qualifies for assignment to the Commercial Division pursuant to the guidelines set forth in Rule 202.70(a) and (b) of the Rules of the Commercial Division of the Supreme Court of New York.

In regards to the above, Mr. Riconda has wrongfully exercised self help remedies with regards to the property of QSGI INC. and QSGI-CCSI, Inc.  Mr. Riconda is also withholding financial information that may hinder the filing of the June 30, 2009 10-Q. Further, at the present time QSGI Inc. and QSGI-CCSI, Inc. intend to defend and assert counter-claims against Mr. Riconda and others.

ITEM 9.01	Financial Statements and Exhibits
(d)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1	a. Copy of the Affirmation in Support of Assignment to Commercial Division of the Supreme Court of the State of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: June 18, 2009	By:	/s/ Edward L. Cummings
Edward L. Cummings
Vice President Finance